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                                                                    Exhibit 23.5

                                  CONSENT OF
                 VALUATION ASSOCIATES REAL ESTATE GROUP, INC.




We hereby consent to the use in the Prospectus/Consent Solicitation Statement constituting a part of this Registration Statement (#333-______) of our reports included as exhibits to the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Valuation Associates Real Estate Group, Inc.

Orlando, Florida
March 12, 1999